                                                                   EXHIBIT 4.3.2
================================================================================

                                   DDi Corp.

                                      and

                    The State Street Bank and Trust Company
                                    Trustee


                             Supplemental Indenture

                        Dated as of February [  ], 2001

                           supplementing that certain

                             Subordinated Indenture

                        Dated as of February [  ], 2001


                    Authorizing the Issuance and Delivery of
                          Subordinated Debt Securities

                 ____% Convertible Subordinated Notes due 2008

================================================================================

                               TABLE OF CONTENTS
                               =================

                                                                            Page
                                                                            ----

ARTICLE ONE      ISSUANCE OF NOTES.............................................2

     Section 101  Issuance of Notes; Principal Amount; Maturity................2
     Section 102  Interest on the Notes; Payment of Interest...................2

ARTICLE TWO      CERTAIN DEFINITIONS...........................................3

     Section 201  Certain Definitions..........................................3

ARTICLE THREE    CERTAIN COVENANTS.............................................4

     Section 301  Registration and Listing.....................................5

ARTICLE FOUR     REDEMPTION OF NOTES...........................................5

     Section 401  Right of Redemption..........................................5
     Section 402  Conversion Arrangement on Call for Redemption................6

ARTICLE FIVE     CONVERSION OF NOTES...........................................7

     Section 501  Conversion Privilege and Conversion Price....................7
     Section 502  Adjustment of Conversion Price...............................7
     Section 503  No Adjustment...............................................15

ARTICLE SIX      REDEMPTION AT OPTION OF HOLDERS UPON A
                 CHANGE IN CONTROL............................................15

     Section 601  Purchase of Securities at Option of the Holder Upon
                  Change in Control...........................................15
     Section 602  Effect of Change in Control Purchase Notice.................19
     Section 603  Deposit of Change in Control Purchase Price.................19
     Section 604  Notes Purchased In Part.....................................20
     Section 605  Compliance With Securities Laws Upon Purchase of Notes......20
     Section 606  Repayment to the Company....................................21
     Section 607  Successive Consolidations, Mergers, Etc.....................21

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                                                                            Page
                                                                            ----

ARTICLE SEVEN    MISCELLANEOUS................................................22

     Section 701  Consent of Holders Required.................................22
     Section 702  Applicability of Certain Indenture Provisions...............22
     Section 703  Reference to and Effect on the Indenture....................22
     Section 704  Supplemental Indenture May be Executed In Counterparts......22
     Section 705  Effect of Headings..........................................23
     Section 706  Separability................................................23

                                      ii
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          This Supplemental Indenture, dated as of February [  ], 2001 (the
"Supplemental Indenture"), between DDi Corp., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The State Street Bank and Trust Company, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Subordinated Indenture, dated as of February [ ], 2001, between the Company and the Trustee (such Indenture being referred to herein as the "Indenture").

                                    RECITALS

          A. The Company has duly authorized the execution and delivery of the Indenture heretofore executed and delivered to provide for the issuance from time to time of its subordinated debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture heretofore executed and delivered.

          B. The Indenture heretofore executed and delivered provides that the Securities of each series shall be in substantially the form set forth in the Indenture heretofore executed and delivered, or in such other form as may be established by or pursuant to a Board Resolution or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities ex change or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof.

          C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "____% Convertible Subordinated Notes due 2008" (the "Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture heretofore executed and delivered and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                  ARTICLE ONE

                               ISSUANCE OF NOTES

          Section 101  Issuance of Notes; Principal Amount; Maturity.
                       ---------------------------------------------

               (a) On February [ ], 2001, and within 30 days thereafter should the underwriters choose to exercise the over-allotment option granted pursuant to the Underwriting Agreement, dated [ ], 2001, between the Company and Credit Suisse First Boston Corporation, on behalf of the underwriters named in Schedule A thereto, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth in Annex 1, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any Securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

               (b) There is hereby authorized a series of Securities designated the [ ]% Convertible Subordinated Notes due 2008, which may be authenticated and delivered under the Indenture in an aggregate principal amount of $115,000,000. The Notes shall mature on [ ], 2008, which shall be the Stated Maturity with respect to payment of principal thereon.

           Section 102  Interest on the Notes; Payment of Interest.
                        ------------------------------------------

               (a) The Notes shall bear interest at the rate of [ ]% per annum from February [ ], 2001 and to and including [ ], 2008. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

               (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the [ ] or [ ] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

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               (c)  Payment of the principal of (and premium, if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be State Street Bank and Trust Company, N.A., an affiliate of the Trustee, as agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register; provided that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder.

          The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and conversion agent, and each of the Corporate Trust Office of the Trustee and the office of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be State Street Bank and Trust Company, N.A., an affiliate of the Trustee, as agent of the Trustee located at 61 Broadway, 15th floor, New York, New York, 10006, Attn: Corporate
Trust Administration (DDi Corp. [    ]% Convertible Subordinated Notes due
2008)), one such office or agency of the Company for each of the aforesaid purposes.


                                  ARTICLE TWO

                              CERTAIN DEFINITIONS

          Section 201  Certain Definitions.
                       -------------------

          The terms defined in this Section 201 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this
Section 201. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

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          "Capital Stock" or "capital stock" of any person means any and all
           -------------      -------------
shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such person's equity interest (however designated).

          "Interest Payment Dates" with respect to the Notes shall be [
           ----------------------
] and [                  ].

          "Principal Amount" of a Security means the principal amount as set
           ----------------
forth on the face of the Security.

          "Regular Record Dates" with respect to the Notes shall be [
           --------------------
] and [                   ].

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and
           -----------
Friday other than any day on which the Common Stock is not traded on The Nasdaq Stock Market's National Market (the "Nasdaq"), or if the Common Stock is not traded on the Nasdaq, on the principal exchange or market on which the Com mon Stock is traded or quoted.

          "Voting Stock" means any class or classes of Capital Stock pursuant to
           ------------
which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

          The definitions of other terms are specified in Articles Five and Six.


                                 ARTICLE THREE

                               CERTAIN COVENANTS

          The following covenant shall be applicable to the Company until the earlier of (a) the Final Conversion Date (as hereinafter defined) and (b) the date on which no Notes are outstanding.

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          Section 301  Registration and Listing.
                       ------------------------

          The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Notes may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of the Notes prior to such issuance or delivery on The Nasdaq Stock Market's National Market (the "Nasdaq") or such other exchange or automated quotation as the Com mon Stock is then listed at such date of conversion. The provisions of Section 1008 of the Indenture shall not apply to this Section 301.


                                 ARTICLE FOUR

                              REDEMPTION OF NOTES

          Section 401  Right of Redemption.  The Notes will not be subject to
                       -------------------
redemption prior to __________, 2004 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percent age of principal amount) set forth below.

          The Redemption Price (expressed as a percentage of principal amount) is as follows:

                                                                Redemption
Redemption Dates                                                  Price
----------------                                                ----------
Beginning on _______, 2004 and ending on ________, 2005........   ____%
Beginning on _______, 2005 and ending on ________, 2006........   ____%
Beginning on _______, 2006 and ending on ________, 2007........   ____%
Beginning on _______, 2007 and thereafter......................   ____%

in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the

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relevant Record Dates referred to on the face thereof, all as provided in the Indenture and this Supplemental Indenture.

          The Notes are not subject to redemption through operation of any sinking fund.

          Section 402  Conversion Arrangement on Call for Redemption.
                       ---------------------------------------------

          In connection with any redemption of Notes on or prior to the Final Conversion Date, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before any designated Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to (but excluding) the Redemption Date, of such Notes. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to (but excluding) the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained herein) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture or this Supplemental Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture or this Supplemental Indenture.

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                                 ARTICLE FIVE

                              CONVERSION OF NOTES

          Section 501  Conversion Privilege and Conversion Price.
                       -----------------------------------------

          Subject to and upon compliance with the provisions of this Article and
Article 14 of the Indenture, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence as of the date hereof and expire at the close of business on the Business Day before [ ], 2008 (the "Final Conversion Date"), subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor. In case a Note is called for redemption at the election of the Company, such conversion right in respect of the Note shall expire at the close of business on the Business Day next preceding the Redemption Date. A Note in respect of which a Holder is exercising its option to require repurchase upon a Change in Control may be converted only if such Holder withdraws its election to exercise its option in accordance with Article Six of this Supplemental Indenture.

          The initial Conversion Price of the Notes is $[       ] per share of
Common Stock, and shall be adjusted in certain instances as provided in this Article Five. Notes may only be converted in denominations of $1,000 or integral multiples of $1,000.

          Section 502  Adjustment of Conversion Price.
                       ------------------------------

          In accordance with Section 1404 of the Indenture, the Conversion Price shall be adjusted from time to time by the Company as follows:

               (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination. The Company will not pay any dividend on or make any distribution on shares of its Common Stock held in the treasury of the Company.

               (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 502) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (e) of this Section 502) of Common Stock on such record date and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

               (c) In case the Company shall distribute to all or substantially all holders of its Common Stock (i) any shares of Capital Stock (other than dividends or distributions of Common Stock on Common Stock to which

Section 502(a) applies) of the Company, or (ii) evidences of indebtedness or
(iii) other assets (including securities of any person other than the Company, but (A) excluding all-cash distributions to which 502(d) applies, (B) any rights or warrants referred to in 502(b) or (C) any dividends or distributions exclusively in cash in an aggregate amount that, together with all other all-cash distributions to all or substantially all holders of the Company's Common Stock made within the preceding 12 months in respect of which no Conversion Price adjustment pursuant to this Section 502 has been made, does not exceed an amount equal to 10% of the Company's market capitalization on the Business Day immediately preceding the day on which the Company declares such distribution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as defined in subsection (e) of this Section 502) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date) and of which the denominator shall be the current market price per share (as defined in subsection (e) of this Section 502) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          In the event that the Company implements a stockholder rights plan, such rights plan shall provide, subject to customary exceptions, that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 502(c).

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger

Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this
Section 502(c) (and no adjustment to the Conversion Price under this Section 502(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 502(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

               (d) (1) In case the Company shall, by dividend or other wise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 502 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 502 has been made, exceeds an amount equal to 10% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 502) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 502) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (deter mined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), and of which the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section
502) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided that, in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than such current market price per share of the Common Stock, in lieu of the foregoing, an adequate adjustment provision shall be made so that each holder of Notes shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note immediately prior to such distribution.

               (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 502 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this
Section 502 has been made, exceeds an amount equal to 10% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 502) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (e) of this Section 502) on the Trading Day next succeeding the Expiration Date, and of which the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 502) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this
Section 502(d)(2) to any tender offer would result in a decrease in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 502(d)(2).

               (3) For purposes of this Section 502(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and ex change offers.

               (e)  For the purpose of any computation under subsections (b),
(c) and (d) of this Section 502, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days ending on the last full Trading Day before
(i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 502 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section
502. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq, or if the Common Stock is not quoted on the Nasdaq, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

               (f) In any case in which this Section 502 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 502, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 1405 of the Indenture) issuing to the Holder of any Note converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

               (g) The Company may make such reductions to the Conversion Price, in addition to those required by Article Five, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company may from time to time reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the board of directors of the Company shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of record of the Notes a notice of reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

          Section 503  No Adjustment.
                       -------------

          No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 503 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

                                  ARTICLE SIX

           REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE IN CONTROL

          Section 601  Purchase of Securities at Option of the Holder Upon
                       ---------------------------------------------------
Change in Control.
-----------------

               (a) If at any time that Notes remain outstanding there shall occur a Change in Control, Notes shall be purchased by the Company at the option of the Holders thereof as of the date that is 30 Business Days after the notice of the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this
Section 601.

          A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

                    (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

                    (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company (on a consolidated basis), or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company, representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                    (3) there shall occur the liquidation or dissolution of the Company.

          For the purpose of the definition of "Change in Control", (i) "person" and "group" shall have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner," and (iv) the term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

          Notwithstanding anything to the contrary in this Section 601, a Change in Control shall not be deemed to have occurred if either (i) the closing price (as defined in Section 502(e)) of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such day; or (ii) in the case of a merger or consolidation, all of the consideration excluding cash payments for fractional shares in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq (or which will be so traded or quoted when issued or ex changed in connection with such Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

               (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                    (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                    (2) the date by which the Change in Control Purchase Notice pursuant to this Section 601 must be given;

                    (3)  the Change in Control Purchase Date;

                    (4)  the Change in Control Purchase Price;

                    (5)  briefly, the conversion rights of the Notes;

                    (6) the name and address of each Paying Agent and Conversion Agent;

                    (7)  the Conversion Price and any adjustments thereto;

                    (8) that Notes as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
     Article 5 of the Supplemental Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of the Indenture and this Supplemental Indenture;

                    (9) the procedures that the Holder must follow to exercise rights under this Section 601;

                    (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                    (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

          If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

               (c)  A Holder may exercise its rights specified in subsection
(a) of this Section 601 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

          The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 601, a portion of a Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Note pursuant to Sections 601 through 606 of this Supple mental Indenture also apply to the purchase of such portion of such Note.

          Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 602.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

          Section 602  Effect of Change in Control Purchase Notice.
                       -------------------------------------------

          Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 601(c) of this Supplemental Indenture, the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Note (provided the conditions in Section 601(c) of this Supplemental Indenture have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by
Section 601(c). Notes in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

          A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

          Section 603  Deposit of Change in Control Purchase Price.
                       -------------------------------------------

          On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Notes or portions thereof that are to be purchased as of such Change in Control Purchase Date.
The manner in which the deposit required by this Section 603 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

          If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Note for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of Notes purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

          Section 604  Notes Purchased In Part.
                       -----------------------

          Any Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered that is not purchased.

          Section 605  Compliance With Securities Laws Upon Purchase of Notes.
                       ------------------------------------------------------

          In connection with any offer to purchase or purchase of Notes under
Section 601 of this Supplemental Indenture, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 601 through 604 of this Supplemental Indenture to be exercised in the time and in the manner specified therein.

          Section 606  Repayment to the Company.
                       ------------------------

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 603 of this Supplemental Indenture exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

          Section 607  Successive Consolidations, Mergers, Etc.
                       ----------------------------------------

          In the case of consolidation, merger, conveyance, transfer or lease to which Section 1409 of the Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive equity securities, cash or other property which includes shares of common stock of the Company or another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such securities, cash and other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation, or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture and this Supplemental Indenture, as applicable, relating to the right of the Holders of the Notes to cause the Company to redeem the Notes following a Change in Control, including without limitation the applicable provisions of this Article Six, as deter mined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock of the issuer thereof if different from the Company and the Common Stock of the Company (in lieu of Common Stock of the Company).


                                 ARTICLE SEVEN

                                 MISCELLANEOUS

          Section 701  Consent of Holders Required.
                       ---------------------------

          In addition to those modifications or amendments requiring the consent of the Holder of each Outstanding Note effected thereby specified in Section 902 of the Indenture, there can be no modification or amendment that would change the obligation of the Company to redeem any Note upon the happening of a Change in Control in a manner adverse to the Holder of Notes without the consent of the Holder of each outstanding Note effected thereby.

          Section 702  Applicability of Certain Indenture Provisions.
                       ---------------------------------------------

          Each of the defeasance and covenant defeasance provisions of Article 13 of the Indenture shall apply to the Notes; provided, however, that the Company will not be able to defease the right of the Holders to convert the Notes pursuant to Article 14 of the Indenture. Each of the subordination provisions contained in Article 15 of Indenture (including the definitions of Senior Indebtedness and Designated Senior Indebtedness) shall apply to the Notes, provided that the following phrase shall be inserted after the word
       --------
"means" in the definition of Designated Senior Indebtedness: "(a) the Amended and Restated Credit Agreement dated as of July 23, 1998, as amended, among Dynamic Details, Incorporated, DDi Capital Corp., Dynamic Details Incorporated, Silicon Valley, The Chase Manhattan Bank and the various lenders party thereto;
(b) the Facilities Agreement dated as of May 27, 1999, as amended, between DDi Europe Limited, the Governor of the Bank of Scotland and the various lenders party thereto; and (c)".

          Section 703  Reference to and Effect on the Indenture.
                       ----------------------------------------

          This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of the Notes supersede the provisions of the Indenture heretofore executed and delivered to the extent such Indenture heretofore executed and delivered is inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

          Section 704  Supplemental Indenture May be Executed In Counter parts.
                       -------------------------------------------------------

          This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 705  Effect of Headings.
                       ------------------

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          Section 706  Separability.
                       ------------

          In case any one or more of the provisions contained in this Supple mental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                    DDi CORP.



                    By:
                         -------------------------------------------------------
                         Name: Joseph P. Gisch
                         Title: Vice President and CFO



                    THE STATE STREET BANK AND TRUST
                    COMPANY, AS TRUSTEE



                    By:  /s/
                         -------------------------------------------------------
                         Name:
                         Title:

                                    Annex 1

                          [Form of Face of Security]

[If the Security is a Global Security, insert -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                                   DDi CORP.

                  ____% Convertible Subordinated Note due 2008
No. ___________                                                   $_____________
CUSIP:

          DDi Corp., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars on ___________, 2008 and to pay interest thereon from ___________, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ___________ and ___________ in each year, commencing ___________, 2001, at the rate of ____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, or at the option of the Holder of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by their duly authorized officers and by its corporate seal to be affixed or imported hereon.

Dated:  ___________, 2001               DDi CORP.

                                        By:
                                             -----------------------------------
                                             Title:

Attest:

By:
   -----------------------------------
     Title:

          The Trustee's certificates of authentication shall be in substantially the following form:

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        THE STATE STREET BANK AND
                                        TRUST COMPANY
                                        As Trustee


                                        By:
                                             -----------------------------------
                                             Authorized Signatory

                          Form of Reverse of Security

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more
series under a Subordinated Indenture, dated as of February [   ], 2001 (herein
called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The State Street Bank and Trust Company,
as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof and is issued pursuant to a Supplemental Trust Indenture supplementing the
Indenture, dated as of February [   ], 2001, from the Company to Trustee
relating to the issuance of the "____% Convertible Notes due 2008" of this series (the "Supplemental Indenture").

          The Securities will not be subject to redemption prior to [       ],
2004 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the Redemption Prices (expressed as a percentage of principal amount) set forth below.

          The Redemption Price (expressed as a percentage of principal amount) is as follows:

                                                                      Redemption
Year                                                                    Price
----                                                                  ----------
Beginning on ______, 2004 and ending on ______, 2005 .............      ____%
Beginning on ______, 2005 and ending on ______, 2006 .............      ____%
Beginning on _______, 2006 and ending on _____, 2007 .............      ____%
Beginning on _______, 2007 and thereafter ........................      ____%

in each case together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that interest installments whose Stated Maturity is on such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          The Securities are not subject to redemption through operation of any sinking fund.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If a Change in Control (as defined in the Supplemental Indenture) occurs at any time, the Securities will be redeemable on the 30th day after notice thereof at the option of the Holder. Such payment shall be made at a purchase price equal to the principal amount of the Security plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (as defined in the Supplemental Indenture). The Company shall mail to all Holders a notice of the occurrence of a Change in Control and of the redemption right arising as a result thereof on or before the 10th Business Day after the occurrence of such Change in Control. For a Security to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or, at the option of the Holder, the Corporate Trust Office of the Trustee, such Security with the form entitled "Option to Elect Redemption Upon a Change in Control" on the reverse thereof duly completed, together with such Securities duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately succeeding Business Day).

          The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture, except that the Company will not be able to defease the right of the Holders to convert this Security pursuant to Article Fourteen of the Indenture.

          Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time on or before ________, 2008 (except that, in case this Security or any portion hereof shall be redeemed, such right shall terminate with respect to this Security or portion hereof, as the case may be, so redeemed at the close of business on the first Business Day next preceding the date fixed for redemp tion as provided in the Indenture, unless the Company defaults in making the payment due upon redemption or except as otherwise provided in the Indenture), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable shares of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the initial Conversion Price of $_____ or at the adjusted Conversion Price in effect at the date of conversion determined as provided in the Supplemental Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to be accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in writing. Such surrender shall, if made during any period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during the period beginning at the close of business on a Regular Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjust ment therefor as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture and the Supplemental Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be deemed to be a contract made under the laws of New York and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

          All terms used in this Security which are defined in the Indenture or the Supplemental Indenture shall have the meanings assigned to them in the Inden ture or the Supplemental Indenture.

                                 Abbreviations

          The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common           UNIF GIFT MIN ACT - __________________

TEN ENT -  as tenants by the entireties   Custodian ______________ under Uniform
           (Cust)                                        (Minor)

JT TEN -   as joint tenants with right    Gifts to Minors Act __________________
           of survivorship and not as                              (State)
           tenants in common

          Additional abbreviations may also be used though not in the above list.


                               Conversion Notice

          To DDi Corp.:

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture and the Supplemental Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date after the close of business on a Regular Record Date and prior to the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the next such Business Day), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Principal Amount to be Converted
(in an integral multiple of $1,000, if less than all)
$_____________
                                        Owner:

Dated:
       -----------------------------    ----------------------------------------

                                        ----------------------------------------
                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule 17Ad-
                                        15 under the Securities Exchange Act of
                                        1934 if shares of Common Stock are to be delivered, or Securities to be issued, other than to and in the name of the registered owner.


                                        ----------------------------------------
                                        Signature Guaranty

          Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered Holder.



                                        ----------------------------------------
                                        (Name)


                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number


                                        ----------------------------------------
                                        (Address)

                                        ----------------------------------------

                          OPTION TO ELECT REPURCHASE
                           UPON A CHANGE IN CONTROL

To:  DDi Corp.

          The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from DDi Corp. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the redemp tion price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
       -----------------------------    ----------------------------------------

                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by a
                                        qualified guarantor institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule 17Ad-
                                        15 under the Securities Exchange Act of
                                        1934.


                                        ----------------------------------------
                                        Signature Guaranty

Principal amount to be repurchased
(in an integral multiple of $1,000, if less than all):


----------------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.